Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sify Technologies Limited

We consent to the incorporation by reference in the Registration Statement No. 333-208648 on Form S-8 of our reports dated June 28, 2023 relating to the consolidated financial statements of Sify Technologies Limited and the effectiveness of Sify Technologies Limited’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended March 31, 2023.

/s/ Manohar Chowdhry & Associates

Manohar Chowdhry & Associates
Independent Registered Public Accounting Firm
Chennai, India
June 28, 2023